AMENDED AND RESTATED COMPANY LEASE AGREEMENT (FACILITY REALTY)

     THIS AMENDED AND RESTATED COMPANY LEASE AGREEMENT (FACILITY REALTY), made as of the first day of May, 1996 (this "Company Lease"), by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a corporation organized and existing under and by virtue of the laws of the State of New York, having an office at 787 Seventh Avenue, New York, New York 10019, party of the first part (the "Company"), and NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, duly organized and existing under the laws of the State of New York, having its principal office at 110 William Street, New York, New York 10038, party of the second part (the "Agency") (capitalized terms used in this Company Lease and not defined herein shall have the respective meanings assigned to such terms in the Lease Agreement or the Indenture referred to below), which amends and restates a certain Interim Lease Agreement, dated as of December 29, 1995, between the Company and the Agency (the "Interim Lease Agreement"):

                                   WITNESSETH:

     WHEREAS, the Company has advised each of the Agency and the appropriate officials of The City of New York (the "City") as follows: that the Company currently leases approximately 1,500,000 square feet of space at six locations throughout the City, which leases begin to expire in late 1996; that the Company desired to consolidate its locations for a more efficient operation and to reduce its overall occupancy costs; that the Company had been analyzing alternative locations for its offices outside of the City (in particular, in Westchester) and determined that remaining in the City would cost the Company approximately $63,500,000 more than relocating and leasing space in Westchester; that in order to induce the Company to retain its offices within the City and to reduce the competitive cost differential, the Agency and appropriate officials of the City entered into negotiations with the Company to secure satisfactory public financial incentives and thereby induce the Company to consolidate its existing operations within the City; that financial assistance from the Agency in the form of sales and/or use tax exemptions for the Project (as defined below) is a vital element in bridging the cost differential between the New York City and Westchester locations and retaining the operations in New York City and the sales tax benefits will help lower the Company's cost of doing business in New York City and obviate the need to relocate to Westchester; and that based upon the public financial incentives provided through the Agency, the Company desires to proceed with the Project in the City; and

     WHEREAS, the Company and representatives of the City and of the Agency commenced discussions in order to induce the Company, among other things, to acquire a leasehold interest in that certain building known as 1290 Avenue of the Americas, New York, New York (the "Project Building"), to induce the Company to construct from time to time leasehold improvements and renovations to a portion of those premises within the Project Building to be leased to the
Company, and to acquire, lease, sublease, license, sublicense, install, maintain, repair and replace furniture, machinery, equipment, and certain other tangible personal property for use at Approved Equitable City Locations, all for use by the Company as its corporate headquarters and for the providing of financial services, insurance and related operations by the Company and by Equitable Variable Life Insurance Company, a New York corporation ("EVLICO") and an affiliate of the Company (the "Project") within the City; and

     WHEREAS, to accomplish its corporate purposes, the Agency entered into negotiations with the Company to induce the Company and EVLICO to proceed with the Project; and

     WHEREAS, 1290 Associates (the "Prime Landlord"), the owner of the Project Building, pursuant to an Agreement of Lease dated July 20, 1995 between the Prime Landlord and the Company (as the same has been and may hereafter be amended, the "Prime Lease"), has leased certain premises within the Project Building to the Company (the "Leased Premises"); and

     WHEREAS, the Company now wishes to sublease a portion of the Leased Premises (such portion being referred to as the "Facility Realty") to the Agency on the terms and conditions set forth in this Company Lease; and

     WHEREAS, pursuant to an Amended and Restated Lease Agreement (Project Property) of even date herewith (the "Lease Agreement"), the Facility Realty is to be sub-subleased, and the remainder of the Project Property is to be leased, by the Agency to the Company and EVLICO for use by the Company and by EVLICO and for incidental use thereof in the ordinary course of business by a direct or indirect parent corporation of the Company or by other entities which are direct or indirect subsidiaries of the Company; and

     WHEREAS, the Agency, in order to provide funds for a portion of the cost of the Project, will issue and sell from time to time, in one or more Series, its Industrial Development Revenue Bonds (The Equitable Life Assurance Society of the United States Project) (the "Bonds") in an aggregate principal amount of up to $156,000,000 pursuant to the Act, a resolution of the Agency adopted on March 12, 1996, Certificates of Determination of the Agency, an Indenture of Trust of even date herewith (the "Indenture") between the Agency and United States Trust Company of New York, as trustee (the "Trustee"), and a Bond Supplemental Indenture of Trust of even date herewith between the Agency and the Trustee; and

     WHEREAS, the Company and the Agency desire hereby to amend and restate in its entirety the Interim Lease Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and representations hereinafter contained, the Company and the Agency hereby agree as follows (provided that in the performance of the agreements of the Agency herein contained, any obligation it may incur for the payment of money shall not subject the Agency to any pecuniary or other liability nor create a debt of the State or of the City, and neither the State nor the City shall be liable on any obligation so incurred, but any such obligation shall be payable by the Agency solely out of the lease rentals, revenues and receipts payable by the Company under the Lease Agreement):

                                    ARTICLE I

     The Company does hereby lease to the Agency and the Agency hereby leases from the Company the Facility Realty for the term herein provided and for use as provided in the Lease Agreement.

     The Company and the Agency agree that in the event that any portion of the Project Building shall be added to the Facility Realty pursuant to Section 6.18 of the Lease Agreement, such portion shall thereupon be made subject to the terms of this Company Lease.

     The Company and the Agency further agree that in the event that any portion of the Facility Realty shall be released from the leasehold estate of this Company Lease and of the Lease Agreement as contemplated in Sections 5.1, 6.17,
7.2 and 9.3 of the Lease Agreement, that portion of the Facility Realty shall cease from such time to be a part of the Facility Realty subject to the terms of this Company Lease. In the event of any such release, the Company and the Agency each agree at the request of the other to execute an amendment to this Company Lease confirming that portion of the Facility Realty is no longer subject to the provisions of this Company Lease, but the failure of either party to execute or deliver such amendment shall not affect the release and the fact that such portion of the Facility Realty is no longer subject to the provisions of this Company Lease.

                                   ARTICLE II

     The term of this Company Lease shall commence on May 13, 1996 and expire on the earliest of (i) December 31, 2011, (ii) the expiration or earlier termination of the Prime Lease or the Lease Agreement, (iii) the assignment by the Company of all or substantially all of its interest in the Prime Lease, or
(iv) the payment in full of the Bonds (whether at maturity or earlier redemption or upon defeasance or discharge of the lien of the Indenture as provided in
Section 10.01 thereof) so that the Bonds shall cease to be Outstanding under the Indenture.

                                   ARTICLE III

     The sole rental hereunder shall be the single sum of ten dollars ($10), receipt of which is hereby acknowledged by the Company.

                                   ARTICLE IV

     The  Company  hereby  delivers  possession  to the  Agency of the  Facility
Realty.

                                    ARTICLE V

     The Company represents and warrants that it has full right and lawful authority to enter into this Company Lease for the full term hereof, that the execution and delivery by the Company of this Company Lease and the performance by the Company of its obligations under this Company Lease have been duly authorized by all requisite corporate action on the part of the Company and will not violate (i) any provision of law, or any order of any court or agency of government having jurisdiction thereover, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any material indenture, agreement or other instrument to which the Company is a party (including the Prime Lease) or by which it is subject or to which any of its property is bound and which is material to the business or financial condition of the Company, or be in material conflict with or result in a material breach of or constitute (with due notice and/or lapse of time) a material default under any such material indenture, agreement or other instrument, or would result in the imposition of any lien, charge or encumbrance of any nature whatsoever on the Facility Realty other than Permitted Encumbrances. The Company covenants and agrees that, so long as the Lease Agreement shall be in full force and effect, and the Facility Realty shall be part of the Project Property demised thereunder, the Agency shall have, hold and enjoy a valid leasehold estate in the Facility Realty during the term hereof, and the Company shall from time to time take all necessary action to that end. The Agency represents and warrants that it has full right and lawful authority to enter into this Company Lease for the full term hereof.

                                   ARTICLE VI

     Neither the Agency nor the Company shall assign or transfer this Company Lease, nor sublease the whole or any part of the Facility Realty, nor subject this Company Lease to any lien, claim, mortgage or encumbrance (other than Permitted Encumbrances), in any manner, nor sell, assign, convey or otherwise dispose of the Facility Realty or any part thereof, during the term of this Company Lease, in any manner, to any Person, except that the Agency may sub-sublease the Facility Realty to the Company and to EVLICO pursuant to the Lease Agreement for a term not greater than the term herein provided and except as otherwise permitted under Sections 5.1, 6.17, 7.2 and 9.3 of the Lease Agreement.

                                   ARTICLE VII

     This Company Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof (other than any other Security Document or Project Document) and all prior negotiations and agreements are merged in this Company Lease. This Company Lease may not be changed, modified or discharged in whole or in part and no oral or executory agreement shall be effective to change, modify or discharge in whole or in part this Company Lease or any obligations under this Company Lease, unless such agreement is set forth in a written instrument executed by the Company and the Agency. No consent or approval of the Company shall be deemed to have been given or to be effective for any purposes unless such consent or approval is set forth in a written instrument executed by the Company. No consent or approval of the Agency shall be deemed to have been given or to be effective for any purposes unless such consent or approval is set forth in a written instrument executed by the Agency.

                                  ARTICLE VIII

     All notices required to be given or authorized to be given by any party pursuant to this Company Lease shall be in writing and shall be sent by registered or certified United States mail, postage prepaid, or by hand delivery (receipt acknowledged), telefacsimile (receipt acknowledged) (or other medium of electronic communication), Federal Express or other nationally recognized overnight courier service, addressed:

     (a) if to the Agency, to the Chairman, New York City Industrial Development Agency, 110 William Street, New York, New York 10038, with a copy to the Executive Director of the Agency at the same address; and

     (b) if to the Company, to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019, Attention: Mr. Timothy J. Welch and Adam R. Spilka, Esq., with a copy to Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York 10004, Attention: Jacob Bart, Esq.

     The Agency and the Company may, by like notice, designate any further or different persons or addresses to which subsequent notices or other communications shall be sent. Any notice or other communication hereunder shall, except as may expressly be provided herein, (i) if delivered by hand or by Federal Express (or other nationally recognized overnight courier servicer) shall be deemed to have been delivered or given as of the date received or delivery rejected as indicated on the return receipt, or (ii) if delivered by mail, shall be deemed to have been received on the third day after mailing. A copy of any notice given to the Agency or the Company under this Company Lease shall also be given to the Trustee at the address of the Trustee indicated in the Indenture. Any notice by the Agency or the Company may be given on behalf of such party by their attorney.

                                   ARTICLE IX

     This Company Lease shall be governed by, and construed in accordance with, the laws of the State of New York.

     The terms of this Company Lease are and shall be binding upon and inure to the benefit of the Agency and the Company and their respective successors and assigns.

     If any one or more of the provisions of this Company Lease shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision(s) shall not affect any of the remaining provisions hereof, but this Company Lease shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

                                    ARTICLE X

     This Company Lease shall become effective upon the original issuance of the Initial Bonds. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE XI

     All covenants, stipulations, promises, agreements and obligations of the Agency contained in this Company Lease shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Agency, and not of any member, director, officer, employee or agent of the Agency in his individual capacity, and no recourse shall be had for the payment of any amounts hereunder against any member, director, officer, employee or agent of the Agency. In addition, in the performance of the agreements of the Agency herein contained, any obligation it may incur for the payment of money shall not create a debt of the State or of the City, and neither the State nor the City shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the lease rentals, revenues and receipts payable to the Agency under the Lease Agreement.

     All covenants, stipulations, promises, agreements and obligations of the Company contained in this Company Lease shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Company, and not of any director, officer, employee or agent of the Company. in his individual capacity, and no recourse shall be had for the payment of any amounts hereunder against any director, officer, employee or agent of the Company.

                                   ARTICLE XII

     The Agency and the Company agree that this Company Lease or a memorandum hereof shall be recorded by the Agency in the appropriate office of the Register of The City of New York.

                                  ARTICLE XIII

     The use of the Facility Realty, and all other rights, duties, liabilities and obligations of the Company and the Agency with respect thereto and including, without limitation, the renovation, improving and equipping of the Facility Realty, and the use, operation, leasing and financing of the Facility Realty, not fixed in this Company Lease, shall be as set forth in the Lease Agreement.

                                   ARTICLE XIV

     This Company Lease shall constitute an amendment and restatement of the Interim Lease Agreement.

     IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed hereto and its corporate seal to be imprinted hereon by its authorized officer and attested under the seal of the Company by its Secretary or an Assistant Secretary pursuant to a resolution duly adopted by its Board of Directors, and the Agency has caused its corporate name to be hereunto subscribed by its duly authorized Chairman, Vice Chairman, Executive Director or Deputy Executive Director, and attested under the seal of the Agency by its Deputy Executive Director or an Assistant Secretary, all being done as of the year and day first above written.

(SEAL)                                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                                                    OF THE UNITED STATES

ATTEST:



/s/Linda Galasso                                   By  /s/Leon Billis
----------------------                                 ----------------------
Name:   Linda Galasso                                  Leon Billis
Title:  Vice Presidnet & Assistant Secretary           Senior Vice President



                                                  NEW YORK CITY INDUSTRIAL
(SEAL)                                            DEVELOPMENT AGENCY

ATTEST:

                                               By   /s/Julia Binkerd
                                                  -------------------------
                                                  Julia Binkerd,
______________________                            Deputy Executive Director
Assistant Secretary



STATE OF NEW YORK                 )
                                  :  ss.:
COUNTY OF NEW YORK                )


     On the 8th day of May, in the year one thousand nine hundred and ninety-six, before me personally came Julia Binkerd, to me known, who being by me duly sworn, did depose and say that she resides at 145 West 71st Street, New York, New York; that she is the Deputy Executive Director of the New York City Industrial Development Agency, the Agency described in and which executed the above instrument; that she knows the seal of said Agency; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said Agency, and that she signed her name thereto by like authority.


                                                       /s/Laurie A. Edmondson
                                                       ----------------------

                                                            Notary Public

STATE OF NEW YORK                 )
                                  :  ss.:
COUNTY OF NEW YORK                )

     On the 8th day of May, in the year one thousand nine hundred and ninety-six, before me personally came Leon Billis, to me known, who being by me duly sworn, did depose and say that he resides at 17 The Chase, St. James, N.Y. 11780; that he is a Senior Vice President of The Equitable Life Assurance Society of the United States, the party of the first part described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                       /s/Elizabeth M. Coppolo
                                                       -----------------------

                                                            Notary Public

                         DESCRIPTION OF FACILITY REALTY

     Floors fourteen (14) through twenty-two (22), inclusive, together with the concourse of that certain building located at 1290 Avenue of the Americas, New York, New York.

     All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at the corner formed by the intersection of the northerly side of West 51st Street with the easterly side of Avenue of the Americas (formerly Sixth Avenue);

     RUNNING THENCE easterly along the northerly side of West 51st Street, 448 feet to a point distant 472 feet westerly from the corner formed by the intersection of the northerly side of West 51st Street with the westerly side of Fifth Avenue;

     THENCE northerly parallel with Fifth Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the block between West 51st Street and West 52nd Street;

     THENCE westerly along the center line of the block 2.0 feet to a point;

     THENCE northerly parallel with Fifth Avenue and part of the distance through a party wall, 100 feet 5 inches to the southerly side of West 52nd Street, at a point therein distant 474 feet westerly from the southwest corner of West 52nd Street and Fifth Avenue;

     THENCE westerly along the southerly side of West 52nd Street, 446 feet to the easterly side of Avenue of the Americas;

     THENCE southerly along the easterly side of Avenue of the Americas, 200 feet 10 inches to the northerly side of West 51st Street at the point or place of BEGINNING.